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As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTIC POWER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	4900 (Primary Standard Industrial Classification Code Number)	55-0886410 (I.R.S. Employer Identification Number)

One Federal Street, Floor 30
Boston, Massachusetts 02110
(617) 977-2400
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Barry E. Welch
President and Chief Executive Officer
Atlantic Power Corporation
One Federal Street, Floor 30
Boston, Massachusetts 02110
(617) 977-2400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Laura Hodges Taylor, Esq.
Yoel Kranz, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Tel: (617) 570-1000
Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered pursuant on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Shares, no par value per share

Debt Securities

Total

(1)
As permitted by General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per share, and proposed maximum aggregate offering price.

(2)
There is being registered hereunder an indeterminate number of common shares and debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received.

(3)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Common Shares
Debt Securities

        We may offer from time to time our common shares and debt securities. We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Securities may be sold for U.S. dollars or Canadian dollars.

        Our common shares trade on the Toronto Stock Exchange (the "TSX") under the symbol "ATP" and on the New York Stock Exchange (the "NYSE") under the symbol "AT." The applicable prospectus supplement will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement or term sheet.

        The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves risks. See "Risk Factors" on page 7 before you make your investment decision.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2012.

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any applicable free writing prospectus or, for prospective purchasers in Canada, the Canadian prospectus relating to this offering. If anyone provides you with different or additional information, you should not rely on it. We have not authorized anyone to provide you with different, inconsistent or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

About this Prospectus

        This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or a term sheet will describe the specific terms of that offering. The prospectus supplement or term sheet may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any term sheet together with the information contained in the documents we refer to under the heading "Where You Can Find More Information".

        As used in this prospectus, the terms "Atlantic Power," the "Company," "we," "our" and "us" refer to Atlantic Power Corporation, together with those entities owned or controlled by Atlantic Power Corporation, unless the context indicates otherwise. Unless otherwise noted, all references to "C$," "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and all references to "$," "US$" and "U.S. dollars" are to the lawful currency of the United States. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.atlanticpower.com. We have included the SEC's web address and our web address as inactive textual references only. Our website is not incorporated into, and does not constitute a part of, this prospectus or any other report or documents we file with or furnish to the SEC.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Atlantic Power's SEC file number is 001-34691. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, as amended on April 2, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 7, 2012;

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  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 8, 2012;

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  our annual Proxy Statement on Schedule 14A relating to our annual meeting of shareholders, filed with the SEC on April 30, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on February 3, 2012, March 2, 2012, April 5, 2012, June 25, 2012, July 6, 2012 and July 16, 2012, except, in any such cases, the portions furnished and not filed pursuant to Item 7.01 or otherwise;

  •
  the audited consolidated financial statements of Capital Power Income L.P. and its subsidiaries as of December 31, 2010 and 2009 and for each of the three years ended December 31, 2010, 2009 and 2008, and the notes related thereto, filed as Exhibit 99.1 to our Current Report on Form 8-K/A, filed with the SEC on December 20, 2011;

  •
  the unaudited condensed interim consolidated financial statements of Capital Power Income L.P. and its subsidiaries as of and for the three and nine months ended September 30, 2011 and 2010 and the notes related thereto, filed as Exhibit 99.2 to our Current Report on Form 8-K/A, filed with the SEC on December 20, 2011;

  •
  the unaudited pro forma condensed combined consolidated statement of operations of the Company and Atlantic Power Limited Partnership for the year ended December 31, 2011 and the notes related thereto, included under the heading "Unaudited Pro Forma Condensed Consolidated Statement of Operations" in our prospectus filed with the SEC pursuant to Rule 424(b) on July 3, 2012;

  •
  the description of the Company's common shares contained in the Company's Registration Statement on Form 10, filed with the SEC on July 21, 2010; and

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  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Atlantic Power Corporation, One Federal Street, Floor 30, Boston, Massachusetts 02110. Our telephone number is (617) 977-2400.

Our Company

        Atlantic Power Corporation owns and operates a diverse fleet of power generation and infrastructure assets in the United States and Canada. Our power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements ("PPAs"), which seek to minimize exposure to changes in commodity prices. Our power generation projects in operation have an aggregate gross electric generation capacity of approximately 3,397 megawatts (or "MW") in which our aggregate ownership interest is approximately 2,141 MW. Our current portfolio consists of interests in 31 operational power generation projects across 11 states in the United States and two provinces in Canada and a 500-kilovolt 84-mile electric transmission line located in California. In addition, we have one 53 MW biomass project under construction in Georgia and one approximately 300 MW wind project under construction in Oklahoma. We also own a majority interest in Rollcast Energy Inc., a biomass power plant developer in North Carolina. Twenty-three of our projects are wholly-owned subsidiaries.

        We sell the capacity and energy from our power generation projects under PPAs with a number of utilities and other parties. Under the PPAs, which have expiration dates ranging from 2012 to 2037, we receive payments for electric energy delivered to our customers (known as energy payments), in addition to payments for electric generating capacity (known as capacity payments). We also sell steam from a number of our projects to industrial purchasers under steam sales agreements. The transmission system rights associated with our power transmission project entitle us to payments indirectly from the utilities that make use of the transmission line.

        Our power generation projects generally have long-term fuel supply agreements, typically accompanied by fuel transportation arrangements. In most cases, the term of the fuel supply and transportation arrangements corresponds to the term of the relevant PPAs. Many of the PPAs and steam sales agreements provide for the indexing or pass-through of fuel costs to our customers. In cases where there is no pass-through of fuel costs, we often attempt to mitigate the market price risk of changing commodity costs through the use of financial hedging strategies.

        We directly operate and maintain more than half of our power generation fleet. We also partner with recognized leaders in the independent power industry to operate and maintain our other projects, including Caithness Energy, LLC, Colorado Energy Management, Power Plant Management Services and the Western Area Power Administration. Under these operation, maintenance and management agreements, the operator is typically responsible for operations, maintenance and repair services.

        Our common shares trade on the TSX under the symbol "ATP" and on the NYSE under the symbol "AT." Our 6.50% convertible secured debentures due October 31, 2014 issued pursuant to the trust indenture dated as of October 11, 2006 between us and Computershare Trust Company of Canada (the "Debenture Trustee") as supplemented by the first supplemental indenture dated as of November 27, 2009 trade on the TSX under the symbol "ATP.DB." Our 6.25% convertible unsecured subordinated debentures due March 15, 2017 issued pursuant to the trust indenture dated as of December 17, 2009 between us and the Debenture Trustee trade on the TSX under the symbol "ATP.DB.A." Our 5.60% Series B convertible unsecured subordinated debentures due June 30, 2017 issued pursuant to the trust indenture dated December 17, 2009 between us and the Debenture Trustee as supplemented by the first supplemental indenture dated October 20, 2010 trade on the TSX under the symbol "ATP.DB.B." Our 5.75% Series C convertible unsecured subordinated debentures due June 30, 2019 issued pursuant to the trust indenture dated December 17, 2009 between us and the Debenture Trustee as supplemented by the second supplemental indenture dated July 5, 2012 trade on the TSX under the symbol "ATP.DB.U." The issued and outstanding preferred shares of our indirect, wholly-owned subsidiary, Atlantic Power Preferred Equity Ltd. trade on the TSX under the symbols "AZP.PR.A" and "AZP.PR.B."

        Our registered office is located at 355 Burrard Street, Suite 1900, Vancouver, British Columbia, Canada V6C 2G8 and our headquarters is located at One Federal Street, Floor 30, Boston, Massachusetts 02110 USA. Our telephone number in Boston is (617) 977-2400 and the address of our website is www.atlanticpower.com. We make available, free of charge, on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Additionally, we make available on our website, our Canadian securities filings. Other than specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

Cautionary Note Regarding Forward-Looking Statements

        This prospectus, the prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus and other written or oral statements made from time to time by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies, synergies, revenue enhancements, competitive positions, plans and objectives of management and growth opportunities of Atlantic Power Corporation, and with respect to the markets for Atlantic Power common shares and other matters. Statements in this prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as forward-looking statements for the purpose of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act and forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

        Forward-looking statements can generally be identified by the use of words such as "should," "intend," "may," "expect," "believe," "anticipate," "estimate," "continue," "plan," "project," "will," "could," "would," "target," "potential" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

  •
  the amount of distributions expected to be received from our projects;

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  the ability of the Company to generate sufficient amounts of cash and cash equivalents to maintain our operations and meet obligations as they become due;

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  the expected use of proceeds from offerings of our securities;

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  the impact of legislative, regulatory, competitive and technological changes;

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  expectations regarding completion of construction of certain projects; and

  •
  other risk factors relating to us and the power industry, as detailed from time to time in our filings with the SEC and the Canadian Securities Administrators.

        You are cautioned that any forward-looking statement speaks only as of the date of this prospectus or, if such statement is included in a document incorporated by reference into this prospectus, as of the date of such other document. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Risk Factors

        Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, as amended, any subsequent Quarterly Reports on Form 10-Q and SEC reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information." The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Use of Proceeds

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of common shares and debt securities offered by this prospectus for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

        We will not receive any proceeds in the event that securities offered and sold hereunder are those being re-sold into the public markets by an existing securityholder.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated calculated on the basis of the U.S. GAAP financial statements incorporated by reference in this prospectus. For this purpose, "earnings" consists of earnings from continuing operations and distributed income of equity investees, excluding income taxes, non-controlling interests share in earnings and fixed charges, other than capitalized interest, and "fixed charges" consists of project-level interest expense and corporate level interest expense.

	Year Ended December 31,							Six Months Ended June 30, 2012
	2011		2010	2009		2008	2007
Ratio of Earnings to Fixed Charges		(1)	2.08		(1)	2.24	1.58		(1)

(1)
For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of project-level interest expense and corporate level interest expense. Earnings consist of earnings from continuing operations and distributed income of equity investees, excluding income taxes, non-controlling interests share in earnings and fixed charges, other than capitalized interest. Earnings were insufficient to cover fixed charges as the loss before taxes was $43.9 million and $54.2 million, for the years ended December 31, 2011 and 2009, respectively, and $63.1 million for the six months ended June 30, 2012.

Description of Common Shares

        The following summary description sets forth some of the general terms and provisions of our common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our common shares, you should refer to the provisions of our Articles of Continuance, which we refer to as our "Articles."

Common shares

        Our Articles authorize an unlimited number of common shares. At the close of business on August 3, 2012, 119,248,868 of our common shares were issued and outstanding.

        Our common shares are listed on the TSX under the symbol "ATP" and on the NYSE under the symbol "AT." Holders of our common shares are entitled to receive dividends as and when declared by our board of directors and are entitled to one vote per common share on a vote by poll, or one vote per person present who is a shareholder or a proxy holder for a vote by show of hands, in each case with respect to all matters to be voted on at meetings of shareholders. We are limited in our ability to pay dividends on our common shares by restrictions under the Business Corporations Act (British Columbia), which we refer to as the "BC Act," relating to our solvency before and after the payment of a dividend. Holders of our common shares have no statutory preemptive, conversion or redemption rights and are not subject to further assessment by us.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities.

        Pursuant to our Articles and the provisions of the BC Act, certain actions that may be proposed by us require the approval of our shareholders. We may, by special resolution and subject to our Articles, increase our authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. We may, by special resolution and subject to the BC Act, alter our Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of our shares. We may also, by special resolution and subject to the BC Act, alter our Articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the BC Act and our Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by not less than two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders.

Certain provisions of our Articles and the BC Act

        We are governed by the BC Act. Our Articles contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise.

Advance notice procedures

        Under the BC Act, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office. The notice must include information on the business the shareholder intends to bring before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities. Our Articles establish an advance notice procedure for "special business" and shareholder proposals to be brought before a meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum or state that such document will be available for inspection at our records office or other reasonably accessible location. Shareholders at an annual meeting may not consider proposals or nominations that are not specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting or a proxyholder who is entitled to vote at the meeting.

Shareholder requisitioned meeting

        Under the BC Act, shareholders holding in the aggregate 1/20 of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the BC Act, the shareholder can call the meeting and we must reimburse the costs.

Removal of directors and increasing board size

        Under our Articles, directors may be removed by shareholders by passing an ordinary resolution of a simple majority of shareholders with the right to vote on such resolution. Further, under our Articles and subject to the BC Act, the directors may appoint additional directors up to one-third of the directors elected by the shareholders.

Canadian securities laws

        We are a reporting issuer in each of the provinces and territories of Canada and therefore subject to the securities laws in each such province and territory. Canadian securities laws require reporting of share purchases and sales by shareholders acquiring beneficial ownership of, or the power to exercise control or direction over, 10% or more of our common shares, including certain prescribed public disclosure of their intentions for their holdings. Canadian securities laws also govern how any offer to acquire 20% or more of our equity or voting shares must be conducted. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof. This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Indemnification of Directors and Officers

        Under the BC Act, we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation or one of our affiliates, and his or her heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action to which he or she is made a party by reason of his or her position and provided that the director or officer acted honestly and in good faith with a view to the best interests of Atlantic Power Corporation or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made with court approval.

        In accordance with our Articles, we shall indemnify every director or former director, or may, subject to the BC Act, indemnify any other person. We have entered into indemnity agreements with our directors and executive officers, whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the BC Act.

        Our Articles permit us, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of any person, as the board of directors may from time to time determine. Our directors and officers liability insurance coverage consists of three policies with aggregate limits of $50 million.

Transfer agent and registrar

        Computershare Investor Services Inc. and Computershare Trust Company, N.A. serve as our transfer agents and registrars for our common shares.

Description of Debt Securities

        We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. We may issue debt securities in one or more series under the trust indenture, dated as of December 17, 2009, between us and Computershare Trust Company of Canada, as trustee. We may issue debt securities in one or more series under a New York law indenture to be entered into between us and a trustee to be named in the indenture. The form of the New York indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. We use the term "indentures" to refer to both the Canadian indenture and the New York indenture, and we use the term "trustee" to refer to the trustee under either indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939 (the "TIA"). The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the indenture by the TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  whether the debt securities will be senior, subordinated or junior subordinated;

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  whether the debt securities will be secured or unsecured;

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  any applicable subordination provisions for any subordinated debt securities;

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  the maturity date(s) or method for determining same;

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  the interest rate(s) or the method for determining same;

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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  redemption or early repayment provisions;

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  authorized denominations;

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  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  any covenants applicable to the particular debt securities being issued;

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  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  any restriction or conditions on the transferability of the debt securities;

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  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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  whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        Material United States and Canadian federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt Securities Issued under the Canadian Indenture

        The following summary description sets forth some of the general terms and provisions of the Canadian indenture. Because this is a summary description, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the Canadian indenture, any supplement to the Canadian indenture under which debt securities are issued ("Canadian Debt Securities") and the form of the Canadian Debt Securities as filed with securities regulators in Canada and the United States.

General

        Canadian Debt Securities issued under and pursuant to the provisions of the Canadian indenture, as supplemented by a supplement (each, a "supplemental indenture") will be issuable only in denominations of $1,000 and integral multiples thereof, unless otherwise specified in such supplemental indenture. At the closing of the applicable offering, the Canadian Debt Securities will be available for delivery in book-entry form only through the facilities of CDS Clearing and Depository Services Inc. ("CDS"). Holders of beneficial interests in the Canadian Debt Securities will not have the right to receive physical certificates evidencing their ownership of Canadian Debt Securities except under certain circumstances described under "Description of Canadian Debt Securities—Book entry, delivery and form." No fractional Canadian Debt Securities will be issued.

        The interest on the Canadian Debt Securities will be payable in lawful money of Canada, unless otherwise specified in the applicable supplemental indenture. Subject to any required regulatory approval and provided no event of default has occurred and is continuing, the Company shall have the option to pay such interest by delivering a number of common shares to an agent for sale, in which event holders of the Canadian Debt Securities will be entitled to receive a cash payment equal to the interest owed from the proceeds of the sale of the requisite number of common shares by the agent. The Canadian indenture does not, and any supplemental indenture will not, contain a requirement for the Company to increase the amount of interest or other payments to holders of Canadian Debt Securities should the Company become required to withhold amounts in respect of income or similar taxes on payment of interest or other amounts.

        The principal on the Canadian Debt Securities will be payable in lawful money of Canada, unless otherwise specified in the applicable supplemental indenture, or, at the option of the Company and subject to applicable regulatory approval, by delivery of common shares to satisfy in whole or in part its obligation to repay the principal under the Canadian Debt Securities as further described under "Description of Canadian Debt Securities—Payment upon redemption or maturity" and "Description of Canadian Debt Securities—Redemption and purchase."

        The Canadian Debt Securities will be direct obligations of the Company and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to other liabilities of the Company as described under "Description of Canadian Debt Securities—Subordination."

        The Canadian indenture does not, and any supplemental indenture will not, restrict the Company from incurring additional indebtedness for borrowed money or from mortgaging, pledging or charging its assets to secure any indebtedness. The Canadian Debt Securities will be transferable, and may be presented for conversion, at the principal offices of the Debenture Trustee in Toronto, Ontario.

Conversion Privilege

        The Canadian Debt Securities may, if so provided in the applicable supplemental indenture, be convertible at the holder's option into fully paid, non-assessable and freely-tradeable common shares at any time prior to the close of business on the earlier of the specified maturity date and the last business day immediately preceding the date specified by the Company for redemption of the Canadian

Debt Securities, at a specified conversion price. No adjustment will be made for dividends or distributions payable on common shares issuable upon conversion; however, holders converting their Canadian Debt Securities shall be entitled to receive, in addition to the applicable number of common shares, accrued and unpaid interest in respect thereof for the period up to but excluding the date of conversion from the latest interest payment date.

        Subject to the provisions thereof, the Canadian indenture provides for the adjustment of the conversion rights in certain events including: (i) the subdivision or consolidation of the outstanding common shares; (ii) the issue of common shares or securities convertible into common shares by way of stock dividend or other distribution; (iii) the issuance of options, rights or warrants to all or substantially all the holders of common shares entitling them to acquire common shares or other securities convertible into common shares at less than 95% of the then current market price of the common shares; and (iv) the distribution to all or substantially all holders of common shares of any securities or assets (other than cash dividends and equivalent dividends in securities paid in lieu of cash dividends in the ordinary course).

        Provided the common shares are then listed on the TSX and/or the NYSE, the term "current market price" will mean the volume weighted average price of the common shares on the TSX or the NYSE, as the case may be, for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event, as specified in the applicable supplemental indenture in respect of the Canadian Debt Securities issued thereunder.

        There will be no adjustment of the conversion price in respect of any event described in (ii), (iii) or (iv) above if, subject to prior regulatory approval, if required, the holders of the Canadian Debt Securities are allowed to participate as though they had converted their Canadian Debt Securities prior to the applicable record date or effective date. The Company will not be required to make adjustments in the conversion price unless the cumulative effect of such adjustments would change the conversion price by at least 1%. In the case of any reclassification of the common shares or a capital reorganization of the Company (other than as described in (i) or (ii) above) or in case of any amalgamation, arrangement or merger of the Company with or into any other entity, or in the case of any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other entity, or a liquidation, dissolution or winding-up of the Company, the terms of the conversion privilege shall be adjusted so that each Canadian Debt Security shall, after such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, be exercisable, in lieu of common shares, for the kind and amount of securities or property of the Company, or such continuing, successor or purchaser entity, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction if on the effective date thereof it had been the holder of the number of common shares into which the Canadian Debt Security was convertible prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction. For example, if the Company were to sell all of its properties and assets for cash consideration, any Canadian Debt Securities that remain outstanding following such sale would then be convertible into cash, in an amount per common share otherwise issuable upon conversion of the Canadian Debt Security equal to the cash consideration per common share received by the holders of common shares pursuant to such sale.

        No fractional common shares will be issued on any conversion of the Canadian Debt Securities, but in lieu thereof, the Company shall satisfy such fractional interest by a cash payment equal to the current market price of such fractional interest. Upon conversion, the Company may offer, and the converting holder may agree to, the delivery of cash for all or a portion of the Canadian Debt Securities surrendered in lieu of common shares.

Redemption and Purchase

        The Canadian Debt Securities may not be redeemable by the Company on or before the date specified. See "Description of Canadian Debt Securities—Repurchase upon a change of control." During specified periods, the Canadian Debt Securities may be redeemed at the option of the Company, in whole at any time or in part from time to time, on not more than 60 days and not less than 30 days prior notice, at specified redemption price(s) with or without specified conditions, including, for example, that the volume weighted average price of the common shares on the TSX or the NYSE, as the case may be, for the 20 consecutive trading days ending on the fifth trading day preceding the date on which notice of redemption is given is not less than a specified percentage of the conversion price.

        In the case of redemption of less than all of the Canadian Debt Securities, the Canadian Debt Securities to be redeemed will be selected by the Debenture Trustee on a pro rata basis or in such other manner as the Debenture Trustee deems equitable, subject to the consent of the TSX.

        The Company will have the right to purchase Canadian Debt Securities in the market, by tender or by private contract subject to regulatory requirements; provided, however, that if an event of default (as defined herein) has occurred and is continuing, the Company will not have the right to purchase the Canadian Debt Securities by private contract.

Payment upon Redemption or Maturity

        On redemption (the "Redemption Date") or on the maturity date, the Company will repay the indebtedness represented by the Canadian Debt Securities by paying to the Debenture Trustee in lawful money of Canada, unless another currency is specified in the applicable supplemental indenture, an amount equal to the redemption price or principal amount of the outstanding Canadian Debt Securities, together with accrued and unpaid interest thereon, respectively. The Company may, at its option, on not more than 60 days and not less than 40 days prior notice and subject to any required regulatory approvals, unless an event of default has occurred and is continuing, elect to satisfy its obligation to repay, in whole or in part, the principal amount of the Canadian Debt Securities which are to be redeemed or which have matured by issuing and delivering freely tradeable common shares to the holders of the Canadian Debt Securities. The number of common shares to be issued will be determined by dividing the principal amount of the Canadian Debt Securities which are to be redeemed or have matured by a specified percentage of the current market price of the common shares on the Redemption Date or maturity date, as the case may be.

        No fractional common shares will be issued to holders of Canadian Debt Securities, but in lieu thereof, the Company shall satisfy such fractional interest by a cash payment equal to the current market price of such fractional interest.

        The delivery of common shares to satisfy the Company's obligations under the Canadian Debt Securities may require regulatory approval, including filing a prospectus qualifying the distribution of such common shares or obtaining an exemptive relief order from the relevant Canadian securities regulators in the event that an exemption from the prospectus and registration requirements of applicable Canadian securities laws is not available at the time of the delivery of common shares. In addition, any issuance of common shares to satisfy the Company's obligations under the Canadian Debt Securities will be subject to the approval of the TSX and the NYSE (and any other exchange on which the common shares are listed at the relevant time).

Cancellation

        All Canadian Debt Securities converted, redeemed or purchased will be cancelled and may not be reissued or resold.

Subordination

        The payment of the principal of, and interest on, the Canadian Debt Securities will be subordinated in right of payment, in the circumstances referred to below and more particularly as set forth in the Canadian indenture, to the prior payment in full of all existing and future Senior Indebtedness of the Company, including our revolving credit facility, the convertible debentures of the Company issued on October 11, 2006 and our senior notes issued on November 4, 2011. "Senior Indebtedness" of the Company is defined in the Canadian indenture and includes: (a) indebtedness of the Company for borrowed money; (b) obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of the Company arising pursuant or in relation to bankers' acceptances, letters of credit and letters of guarantee (including payment and reimbursement obligations in respect thereof) or indemnities issued in connection therewith; (d) obligations of the Company under any swap, hedging or other similar contracts or arrangements; (e) obligations of the Company under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the Senior Indebtedness or other obligations of any other person which would otherwise constitute Senior Indebtedness within the meaning of this definition, including the guarantee of the Company's revolving credit facility; (f) all indebtedness of the Company representing the deferred purchase price of any property including, without limitation, purchase money mortgages; (g) accounts payable to trade creditors; (h) all renewals, extensions and refinancing of any of the foregoing; and (i) all costs and expenses incurred by or on behalf of the holder of any Senior Indebtedness in enforcing payment or collection of any such Senior Indebtedness, including enforcing any security interest securing the same. The Canadian Debt Securities will be effectively structurally subordinate to claims of creditors (including trade creditors) of the Company's subsidiaries, including Atlantic Power Holdings, Inc. ("Holdings"). As of August 6, 2012, we had an aggregate amount of $524.7 million of Senior Indebtedness outstanding.

        The 6.25% convertible debentures we issued on December 17, 2009, the 5.60% convertible debentures we issued on October 20, 2010, the 5.75% convertible debentures we issued on July 5, 2012 and any Canadian Debt Securities issued under the Canadian indenture or under any supplemental indenture will rank pari passu with each other (regardless of their actual date or terms of issue).

        The Canadian indenture provides that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation or reorganization or other similar proceedings relating to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company, then holders of Senior Indebtedness will receive payment in full before the holders of Canadian Debt Securities will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Canadian Debt Securities or any unpaid interest accrued thereon.

        The Canadian indenture also provides that the Company will not make any payment, and the holders of the Canadian Debt Securities will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including, without any limitation, by set-off, combination of accounts or otherwise in any manner whatsoever) on account of indebtedness represented by the Canadian Debt Securities at any time when a default or an event of default has occurred with respect to any Senior Indebtedness permitting a senior creditor to demand payment or accelerate the maturity thereof and the notice of such default or event of default has been given by or on behalf of holders of Senior Indebtedness to the Company or the Company otherwise has knowledge thereof, unless such notice has been revoked, such default or event of default has been cured or the Senior Indebtedness has been repaid or satisfied in full as defined in the Canadian indenture.

        The Debenture Trustee and the Company will also be authorized (and obligated upon any request from certain holders of Senior Indebtedness) under the Canadian indenture to enter into subordination agreements on behalf of the holders of Canadian Debt Securities with any holder of Senior Indebtedness.

Repurchase upon a Change of Control

        Upon the occurrence of a change of control of the Company, the holders of the Canadian Debt Securities will have the right to require the Company to repurchase their Canadian Debt Securities, in whole or in part at a price equal to 100% of the principal amount thereof (the "Offer Price") plus accrued and unpaid interest thereon. A change of control will be deemed to occur upon: (i) an acquisition by a person or group of persons acting jointly or in concert (within the meaning of the Securities Act (Ontario)) of ownership of, or voting control or direction over, 50% or more of the common shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Company.

        A change of control will not include a sale, merger, reorganization, or other similar transaction if the previous holders of the common shares hold at least 50% of the voting control in such merged, reorganized or other continuing entity.

        If 90% or more of the aggregate principal amount of the Canadian Debt Securities outstanding on the date of the giving of notice of the change of control have been tendered for purchase following a change of control, the Company will have the right to redeem all the remaining Canadian Debt Securities on the purchase date, together with accrued and unpaid interest to such date. Notice of such redemption must be given to the Debenture Trustee by the Company within 10 days following expiry of the right to require repurchase after the change of control and, as soon as possible thereafter, by the Debenture Trustee to the holders of the Canadian Debt Securities not tendered for purchase.

        The Canadian indenture contains notification provisions to the effect that:

          (a)   the Company will promptly give written notice to the Debenture Trustee of the occurrence of a change of control and the Debenture Trustee will thereafter give to the holders of Canadian Debt Securities a notice of the change of control, the right of the holders of Canadian Debt Securities to require repurchase and the right of the Company to redeem untendered Canadian Debt Securities under certain circumstances; and

          (b)   a holder of Canadian Debt Securities, to exercise the right to require repurchase following the change of control, must deliver to the Debenture Trustee, not less than five business days prior to the date which is 30 days after the date the Debenture Trustee delivers notice of the change of control to the holders of Canadian Debt Securities, written notice of the holder's exercise of the right to require repurchase, together with a duly endorsed form of transfer.

        The Company will comply with the requirements of Canadian securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Canadian Debt Securities in the event of a change of control.

Cash Change of Control

        In addition to the requirement for the Company to repurchase Canadian Debt Securities following a change of control, if a change of control occurs in which 10% or more of the consideration for the common shares in the transaction or transactions constituting a change of control consists of:

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  cash, other than cash payments for fractional common shares and cash payments made in respect of dissenter's appraisal rights;

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  equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or

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  other property that is not traded or intended to be traded immediately following such transactions on a stock exchange,

then subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the change of control becomes effective and ending 30 days after the notice of change of control and offer to repurchase Canadian Debt Securities is delivered, holders of Canadian Debt Securities will be entitled to convert their Canadian Debt Securities, subject to certain limitations, and receive, in addition to the number of common shares they would otherwise be entitled to receive as set forth under "Description of Canadian Debt Securities—Conversion privilege" above, an additional number of common shares per $1,000 principal amount of Canadian Debt Securities (the "Make Whole Premium Shares") to be specified in the applicable supplemental indenture. Any such additional conversion entitlement shall be subject to the change of control transaction having been completed. The Make Whole Premium Shares and the determination thereof will be adjusted in a similar manner as the conversion rate set forth above under "Description of Canadian Debt Securities—Conversion Privilege".

        The delivery of common shares to satisfy the Company's obligations under the Canadian Debt Securities may require regulatory approval, including filing a prospectus qualifying the distribution of such common shares or obtaining an exemptive relief order from the relevant Canadian securities regulators in the event that an exemption from the prospectus and registration requirements of applicable Canadian securities laws is not available at the time of the delivery of common shares. In addition, any issuance of common shares to satisfy the Company's obligations under the Canadian Debt Securities will be subject to the approval of the TSX and the NYSE (and any other exchange on which the common shares are listed at the relevant time).

Modification

        The rights of the Canadian Debt Security holders that have been or may be issued under the Canadian indenture or any supplemental indenture may be modified in accordance with the terms of the Canadian indenture. For that purpose, among others, the Canadian indenture contains certain provisions which make binding on all Canadian Debt Security holders resolutions passed at meetings of the Canadian Debt Security holders by votes cast thereat by holders of not less than 66 2/3 of the principal amount of the then outstanding Canadian Debt Securities present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66 2/3% of the principal amount of the then outstanding Canadian Debt Securities. In certain cases, the modification will, instead or in addition, require assent by the holders of the required percentage of each particularly affected series of debentures, as the case may be. Under the Canadian indenture, certain amendments may be made to the Canadian indenture without the consent of the Canadian Debt Security holders.

Events of Default

        The Canadian indenture provides that an event of default ("Event of Default") in respect of the Canadian Debt Securities will occur if certain events described in the Canadian indenture occur, including if any one or more of the following described events has occurred and is continuing with respect to the Canadian Debt Securities: (i) failure for 15 days to pay interest on the Canadian Debt Securities when due; (ii) failure to pay principal or premium, if any, on the Canadian Debt Securities, whether at maturity, upon redemption, by declaration or otherwise; or (iii) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws. If an Event of Default has occurred and is continuing, the Debenture Trustee may, in its discretion, and shall, upon the request of holders of not less than 25% in principal amount of the then outstanding Canadian Debt Securities, declare the principal of (and premium, if any) and interest on all outstanding Canadian Debt Securities to be immediately due and payable.

Offers for Canadian Debt Securities

        The Canadian indenture contains provisions to the effect that if an offer is made for the Canadian Debt Securities which is a take-over bid for Canadian Debt Securities within the meaning of the Securities Act (Ontario) and not less than 90% of the Canadian Debt Securities (other than Canadian Debt Securities held at the date of the take-over bid by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Canadian Debt Securities held by Canadian Debt Security holders who did not accept the offer on the terms offered by the offeror.

Book Entry, Delivery and Form

        Canadian Debt Securities will be issued in the form of fully registered global Canadian Debt Securities (the "Global Debentures") held by, or on behalf of, CDS or its successor (the "Depository"), as custodian for its participants.

        All Canadian Debt Securities will be represented in the form of Global Debentures registered in the name of the Depository or its nominee. Purchasers of Canadian Debt Securities represented by Global Debentures will not receive Canadian Debt Securities in definitive form. Rather, the Canadian Debt Securities will be represented only in "book-entry only" form (unless the Company, in its sole discretion, elects to prepare and deliver definitive Canadian Debt Securities in fully registered form). Beneficial interests in the Global Debentures, constituting ownership of the Canadian Debt Securities, will be represented through book-entry accounts of institutions (including the underwriters) acting on behalf of beneficial owners, as direct and indirect participants of the Depository (the "participants"). Each purchaser of a Canadian Debt Security represented by a Global Debenture will receive a customer confirmation of purchase from the underwriters or registered dealer from whom the Canadian Debt Security is purchased in accordance with the practices and procedures of the selling underwriters or registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The Depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in Global Debentures.

        If the Depository notifies the Company that it is unwilling or unable to continue as depository in connection with the Global Debentures, or if at any time the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company and the Debenture Trustee are unable to locate a qualified successor, or if the Company elects, in its sole discretion, to terminate the book-entry system, with the consent of the Debenture Trustee, or if under certain circumstances described in the Canadian indenture, an Event of Default has occurred, beneficial owners of Canadian Debt Securities represented by Global Debentures at such time will receive Canadian Debt Securities in registered and definitive form (the "Definitive Debentures").

Transfer and Exchange of Canadian Debt Securities

        Transfers of beneficial ownership in Canadian Debt Securities represented by Global Debentures will be effected through records maintained by the Depository for such Global Debentures or its nominees (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Unless the Company elects, in its sole discretion, to prepare and deliver Definitive Debentures, beneficial owners who are not participants in the Depository's book-entry system, but who desire to purchase, sell or otherwise transfer ownership of or other interests in Global Debentures, may do so only through participants in the Depository's book-entry system.

        The ability of a beneficial owner of an interest in a Canadian Debt Security represented by a Global Debenture to pledge the Canadian Debt Security or otherwise take action with respect to such owner's interest in a Canadian Debt Security represented by a Global Debenture (other than through a participant) may be limited due to the lack of a physical certificate.

        Registered holders of Definitive Debentures may transfer such Canadian Debt Securities upon payment of taxes or other charges incidental thereto, if any, by executing and delivering a form of transfer together with the Canadian Debt Securities to the registrar for the Canadian Debt Securities at its principal offices in Toronto, Ontario or such other city or cities as may from time to time be designated by the Company, whereupon new Canadian Debt Securities will be issued in authorized denominations in the same aggregate principal amount as the Canadian Debt Securities so transferred, registered in the names of the transferees. No transfer of a Canadian Debt Security will be registered on any interest payment date or during the five business days preceding an interest payment date on the Canadian Debt Securities or on any Redemption Date or during the five business days preceding the Redemption Date.

Payments

        Payments of interest and principal on each Global Debenture will be made to the Depository or its nominee, as the case may be, as the registered holder of the Global Debenture. As long as the Depository or its nominee is the registered owner of a Global Debenture, such Depository or its nominee, as the case may be, will be considered the sole legal owner of the Global Debenture for the purposes of receiving payments of interest and principal on the Canadian Debt Securities and for all other purposes under the Canadian indenture and the Canadian Debt Securities. The record date for the payment of interest will be the fifth business day prior to the applicable interest payment date. Interest payments on Global Debentures will be made by electronic funds transfer or by cheque on the day interest is payable and delivered to the Depository or its nominee, as the case may be.

        The Company understands that the Depository or its nominee, upon receipt of any payment of interest or principal in respect of a Global Debenture, will credit participants' accounts, on the date interest or principal is payable, with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture as shown on the records of the Depository or its nominee. The Company also understands that payments of interest and principal by participants to the owners of beneficial interests in such Global Debenture held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants. The responsibility and liability of the Company in respect of payments on Debentures represented by the Global Debenture is limited solely and exclusively, while the Canadian Debt Securities are registered in Global Debenture form, to making payment of any interest and principal due on such Canadian Debt Securities to the Depository or its nominee.

        If Definitive Debentures are issued instead of or in place of Global Debentures, payments of interest on each Definitive Debenture will be made by electronic funds transfer, if agreed to by the holder of the Definitive Debenture, or by cheque dated the interest payment date and mailed to the address of the holder appearing in the register maintained by the registrar for the Canadian Debt Securities at least one business day prior to the applicable interest payment date. Payment of principal at maturity will be made at the principal office of the paying agent in the City of Toronto (or in such other city or cities as may from time to time be designated by the Company) against surrender of the Definitive Debentures, if any.

Reports to Holders

        The Company shall file with the Debenture Trustee copies of the Company's annual report and other documents that the Company is required to deliver to shareholders under applicable securities legislation.

Governing Law

        Each of the Canadian indenture, any supplemental indenture and the Canadian Debt Securities will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein applicable to contracts executed and to be performed entirely in such Province.

Debt Securities Issued under the New York Indenture

        The following summary description sets forth some of the general terms and provisions of the New York indenture. Because this is a summary description, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the New York indenture, any supplement to the New York indenture under which debt securities are issued ("US Debt Securities") and the form of any such US Debt Securities as filed with securities regulators in Canada and the United States.

General

        We may sell the US Debt Securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional US Debt Securities of a particular series without the consent of the holders of such series outstanding at the time of issuance. Any such additional US Debt Securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the New York indenture. In addition, we will describe in the applicable prospectus supplement, material United States ("U.S.") federal tax considerations and any other special considerations for any US Debt Securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the US Debt Securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the US Debt Securities will not be listed on any securities exchange.

        We expect most US Debt Securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the New York indenture and in the applicable prospectus supplement, US Debt Securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the US Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual US Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any US Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Events of Default

        Under the terms of the New York indenture, each of the following constitutes an event of default for a series of US Debt Securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

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  default for 30 days in the payment of any interest when due;

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  default in the payment of principal, or premium, if any, when due;

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  default for 30 days in the payment of any sinking fund installment, if any, when due;

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  default in the performance, or breach, of any covenant or agreement in the New York indenture for 90 days after written notice;

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  default in the payment of any principal of any of our indebtedness for money borrowed (other than any indebtedness owing to any of our subsidiaries) in a principal amount in excess of $50,000,000 (or the foreign currency equivalent at the time) at the stated final maturity thereof or the occurrence of any other default resulting in the acceleration prior to the stated maturity thereof, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the applicable series then outstanding, provided that the resulting event of default under the New York indenture with respect to such series will be deemed cured or waived, without any further action by us or any other person, if such other default is cured by us or waived by the holders of such indebtedness;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default described in the applicable company order or supplemental indenture under which the series of US Debt Securities is issued.

        We are required to furnish the trustee annually with an officer's certificate as to our compliance with all conditions and covenants under the New York indenture. The New York indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the US Debt Securities, if it considers it in the interests of the holders of the US Debt Securities to do so.

Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding US Debt Securities may declare the principal amount, or, if the US Debt Securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding US Debt Securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the New York indenture.

        If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all US Debt Securities outstanding under the New York indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the New York indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the New York indenture (other than the payment of any amounts on the US Debt Securities furnished to it pursuant to the New York indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding US Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the US Debt Securities of that series.

Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the New York indenture or for any remedy under the New York indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to US Debt Securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding US Debt Securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding US Debt Securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

        We and the trustee may modify and amend the New York indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding US Debt Securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

  •
  reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

  •
  change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

  •
  reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

  •
  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

  •
  materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

  •
  reduce the percentage of the holders of outstanding US Debt Securities necessary to modify or amend the New York indenture or to waive compliance with certain provisions of the New York indenture or certain defaults and consequences of such defaults; or

  •
  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the US Debt Securities affected.

Waiver

        The holders of a majority in aggregate principal amount of the outstanding US Debt Securities of a series may, on behalf of the holders of all US Debt Securities of that series, waive compliance by us with certain restrictive covenants of the New York indenture.

        The holders of a majority in aggregate principal amount of the outstanding US Debt Securities of a series may, on behalf of the holders of all US Debt Securities of that series, generally waive any past default under the New York indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series cannot be so waived.

Merger, Consolidation and Sale of Assets

        We will not consolidate with or merge into any other entity or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity, and no entity may consolidate with or merge into us, unless:

  •
  we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the US Debt Securities;

  •
  immediately after such consolidation, merger, sale, lease or purchase, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

  •
  other conditions described in the New York indenture are met.

        This covenant would not apply to a purchase by a subsidiary of all or substantially all of the assets of another entity.

Defeasance and Covenant Defeasance

        The New York indenture provides that we may discharge all of our obligations with respect to any series of the US Debt Securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

  •
  we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding US Debt Securities of that series;

  •
  no event of default under the New York indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

  •
  we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the US Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' U.S. federal income tax treatment of principal and interest payments on the US Debt Securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Payment; Exchange; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the US Debt Securities or transfer the US Debt Securities. Even though we will designate a place of payment, we may elect to pay any interest on the US Debt Securities by mailing a check to the person listed as the owner of the US Debt Securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the US Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the US Debt Securities.

Governing Law

        The New York indenture and the US Debt Securities shall be construed in accordance with and governed by the laws of the State of New York.

Concerning the Trustee

        The trustee under the New York indenture will have all the duties and responsibilities of an indenture trustee specified in the TIA. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under the New York indenture or any supplement to the New York indenture under which US Debt Securities are issued in connection with the issuance of any such US Debt Securities offered for sale in Canada and in the United States pursuant to this prospectus and a prospectus supplement. In such circumstances, we may make an application to the appropriate Canadian regulatory authorities prior to such issuance for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not sought or obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

 Plan of Distribution

        We may sell securities to or through underwriters, and we may also sell securities directly to other purchasers or through dealers or agents. Unless otherwise indicated in a prospectus supplement or other offering materials, the obligations of any underwriters to purchase the securities will be subject to conditions precedent and these underwriters will be obligated to purchase all the securities if any are purchased.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The prospectus supplement or other offering materials will describe the method of distribution of the securities.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter, dealer or agent that will participate in the distribution of the securities will be identified, and any compensation it will receive will be described, in the prospectus supplement or other offering materials.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make relating to these liabilities. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the prospectus supplement or other offering materials.

        If so indicated in a prospectus supplement or other offering materials, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Legal Matters

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to US and New York law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters as to Canadian law will be passed upon for us by Goodmans and Goodmans LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

Experts

        The consolidated financial statements and financial statement schedule of Atlantic Power Corporation as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 appearing in Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2011, as amended (including the schedule appearing therein), have been so incorporated by reference herein in reliance upon the reports of the United States and Canadian firms of KPMG LLP, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

        The financial statements of Chambers Cogeneration Limited Partnership as of December 31, 2010 and for the year then ended incorporated in this registration statement by reference to Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2011, as amended, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Chambers Cogeneration Limited Partnership restatement of its financial statements as described in the Restatement of Previously Issued Financial Statements section of Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Capital Power Income L.P. as of December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010, incorporated by reference into this registration statement by reference to Atlantic Power's Current Report on Form 8-K/A filed with the SEC on December 20, 2011, have been so incorporated by reference herein in reliance on the report of the Canadian firm of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses (all of which are estimated) to be paid by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$	*
FINRA filing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and related expenses		**
Trustee fees and expenses		**
Miscellaneous expenses		**

Total	$

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Under the Business Corporations Act (British Columbia), which we refer to as the "BC Act," we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation or one of our affiliates, and his or her heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action to which he or she is made a party by reason of his or her position and provided that the director or officer acted honestly and in good faith with a view to the best interests of Atlantic Power Corporation or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made with court approval.

        In accordance with our Articles, we shall indemnify every director or former director, or may, subject to the BC Act, indemnify any other person. We have entered into indemnity agreements with our directors and executive officers, whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the BC Act.

        Our Articles permit us, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of any person, as the board of directors may from time to time determine. Our directors and officers liability insurance coverage consists of three policies with aggregate limits of $50 million.

        The foregoing summaries are necessarily subject to the complete text of the statute and our Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

Item 16.    Exhibits.

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 8th day of August, 2012.

ATLANTIC POWER CORPORATION
By:	/s/ BARRY E. WELCH Barry E. Welch President, Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Atlantic Power Corporation, hereby severally constitute Barry E. Welch our true and lawful attorney with full power sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Atlantic Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY E. WELCH Barry E. Welch	President, Chief Executive Officer and Director (principal executive officer)	August 8, 2012
/s/ LISA DONAHUE Lisa Donahue	Interim Chief Financial Officer (principal financial and accounting officer)	August 8, 2012
/s/ IRVING R. GERSTEIN Irving R. Gerstein	Chairman of the Board	August 8, 2012
/s/ KENNETH M. HARTWICK Kenneth M. Hartwick	Director	August 8, 2012

Signature	Title	Date

/s/ RICHARD FOSTER DUNCAN Richard Foster Duncan	Director	August 8, 2012
/s/ JOHN A. MCNEIL John A. McNeil	Director	August 8, 2012
/s/ HOLLI LADHANI Holli Ladhani	Director	August 8, 2012

INDEX TO EXHIBITS

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement

4.1		Form of common share certificate (incorporated by reference to our registration statement on Form 10-12B filed on April 13, 2010)

4.2		Trust Indenture, dated as of December 17, 2009, between Atlantic Power Corporation and Computershare Trust Company of Canada (incorporated by reference to our registration statement on Form 10-12B filed on April 13, 2010)

4.3	*	Form of New York law indenture between Atlantic Power Corporation and a trustee to be named

5.1	*	Opinion of Goodmans

5.2	*	Opinion of Goodmans LLP

5.3	*	Opinion of Goodwin Procter LLP

12.1	*	Statement re Computation of Ratios

23.1	*	Consent of Goodmans (included in Exhibit 5.1)

23.2	*	Consent of Goodmans LLP (included in Exhibit 5.2)

23.3	*	Consent of Goodwin Procter LLP (included in Exhibit 5.3)

23.4	*	Consent of KPMG LLP

23.5	*	Consent of KPMG LLP

23.6	*	Consent of PricewaterhouseCoopers LLP

23.7	*	Consent of KPMG LLP

24.1		Power of Attorney (included in signature page to this registration statement)

25.1	*	Form T-1 Statement of Eligibility

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.